Exhibit 99.1

NEWS RELEASE

Contact:	John S. Penshorn
Senior Vice President
952-936-7214

Media Contact:	952-936-1885 Tuesday Only

(For Immediate Release)

UNITEDHEALTH GROUP HOSTS INVESTOR CONFERENCE

Reaffirms previous outlook for 2006 net earnings of $4.14 billion to $4.16 billion,

including fourth quarter net earnings in the range of $1.17 billion to $1.19 billion

Company Anticipates Strong 2007 Performance; revenues of roughly $79.5 billion and net earnings in the range of $4.7 billion to $4.75 billion

Provides Estimate of Non-Cash Accounting Impact of Historical Stock Option Practices

MINNEAPOLIS (December 19, 2006) – UnitedHealth Group (NYSE: UNH) today announced that at its annual investor conference in New York City it will report that it expects continued strong financial performance, driven by gains from increasing market share and strong operating margins across each of its business units.

The Company will also affirm its previous outlook for 2006 net earnings of $4.14 billion to $4.16 billion, including fourth quarter 2006 net earnings in the range of $1.17 billion to $1.19 billion.

Also, management will discuss its 2007 financial outlook, which includes revenues of approximately $79.5 billion and net earnings in the range of $4.7 billion to $4.75 billion. The outlook for 2006 and 2007 include management’s current estimated range of the additional non-cash charges for stock-based compensation expense for these years arising from the review of the Company’s stock option practices conducted by the Independent Committee of the Board of Directors.

As discussed below, these estimates are not yet final and neither the estimates nor outlook reflect any adjustment for any non-operating cash charges which may be required in connection with the resolution of stock option-related tax matters, litigation, and regulatory matters, the amount and timing of which are uncertain but which are likely to be material. The estimates and outlook are also subject to the other risks and uncertainties described in “Forward-Looking Statements” at the end of this press release. The Company has today filed a Form 8-K with the Securities and Exchange Commission (SEC) that provides additional detail regarding risks and uncertainties facing the business.

Estimated Non-Cash Accounting Impact of Historical Stock Option Practices

On November 7, 2006, the Company announced that it was working expeditiously to complete its final review of accounting adjustments based on the October 15, 2006 WilmerHale report to the Independent Committee of the Board of Directors on the Company’s historical stock option practices. The Company also announced at that time that, due solely to its expectation that it would recognize non-cash charges for stock-based compensation expense that were likely to be material for certain periods covered in the review, the Company’s financial statements and earnings releases for the years ended 1994 – 2005 and the interim quarters through September 30, 2006, as well as the related reports of the Company’s independent registered public accounting firm, should no longer be relied upon.

The Company has now substantially completed its analysis of the adjustments to its financial statements for pre-tax, non-cash stock-based compensation expense necessary to reflect the findings of the independent review and has submitted a request for consultation on certain interpretive issues to the Office of Chief Accountant of the SEC. The Company will review these issues with the SEC staff prior to completing its restatement of historical financial statements and filing quarterly reports for the quarters ended June 30, 2006, and September 30, 2006.

The Company analyzed the accounting impact under two methods: its former accounting method under APB 25, and its current accounting method under FAS 123R. Management estimates that the aggregate amount of pre-tax non-cash charges for stock-based compensation expense for the period 1994 – 2005 determined under APB 25, the Company’s former method of accounting, ranges from $1.5 billion to $1.7 billion.

On January 1, 2006, the Company adopted FAS 123R using the modified retrospective transition method, under which all prior period financial statements were restated to recognize compensation expense in the amounts historically disclosed under FAS 123. Under this current accounting method, management estimates that the aggregate amount of pre-tax non-cash charges for stock-based compensation expense ranges from $400 million to $600 million for the period 1994 – 2005 and from $25 million to $60 million for 2006.

These estimates have not been audited and are not yet final; they are subject to change based upon the outcome of the Company’s consultation with the SEC staff and completion of the Company’s restatement of its historical financial statements, which will be audited. In addition, these estimates do not take into account any impact on prior tax deductions related to previously exercised stock options under Section 162(m) of the Internal Revenue Code, or reflect any adjustment for any non-operating cash charges which may be required in connection with the resolution of stock option-related tax matters, litigation, and regulatory matters, the amount and timing of which are uncertain but which are likely to be material. See “Forward-Looking Statements” at the end of this press release.

UnitedHealth Group’s chief financial officer, G. Mike Mikan, said, “The accounting adjustment estimates announced today address stock option-related issues that are historical in nature, and do not stem from the current operations of our businesses. We will review our analysis and proposed restatement adjustments with the SEC and return to current filing status as quickly as possible.”

Investor Meeting Webcast

The Company will have an audio webcast of this meeting on its investor information page at www.unitedhealthgroup.com. Slides will be viewable at the meeting and presented on the webcast. The slides and investor books containing answers to questions frequently asked by investors and related data about the Company’s businesses are available at www.unitedhealthgroup.com.

Business Description

UnitedHealth Group (www.unitedhealthgroup.com) is a diversified health and well-being company dedicated to making health care work better. Headquartered in Minneapolis, Minn., UnitedHealth Group offers a broad spectrum of products and services through six operating businesses: UnitedHealthcare, Ovations, AmeriChoice, Uniprise, Specialized Care Services and Ingenix. Through its family of businesses, UnitedHealth Group serves more than 70 million individuals nationwide.

Forward-Looking Statements

This press release may contain statements, estimates, projections, guidance or outlook that constitute “forward-looking” statements as defined under U.S. federal securities laws. Generally the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions, identify forward-looking statements, which generally are not historical in nature. These statements may contain information about financial prospects, economic conditions, trends and unknown certainties. We caution that actual results could differ materially from those that management expects, depending on the outcome of certain factors. These forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the results discussed in the forward-looking statements. Some factors that could cause results to differ materially from the forward-looking statements include: the potential consequences of the findings announced on October 15, 2006 of the investigation by an Independent Committee of directors of our stock option programs (including the consequences of our determination that the Company’s financial statements for the years ended 1994 – 2005, the interim periods contained therein, the quarter ended March 31, 2006 and all earnings and press releases, including for the quarters ended June 30, 2006 and September 30, 2006, and similar communications issued by the Company for such periods and the related reports of the Company’s independent registered public accounting firm should not be relied upon, the consequences of the resulting restatement of our financial statements for those periods, and delays in filing our quarterly reports on Form 10-Q for the second and third quarters of 2006), related governmental reviews by the SEC, IRS, U.S. Senate Finance Committee, U.S. Attorney for the Southern District of New York and Minnesota Attorney General, related review by the Special Litigation Committee of the Company, and related shareholder derivative actions, shareholder demands and purported securities class actions, the resolution of matters currently subject to an injunction issued by the United States District Court for the District of Minnesota, a purported notice of acceleration with respect to certain of the Company’s debt securities based upon an alleged event of default under the indenture governing such securities, and recent management and director changes, and the potential impact of each of these matters on our business, credit ratings and debt; increases in health care costs that are higher than we anticipated in establishing our premium rates, including increased consumption of or costs of medical services; heightened competition as a result of new entrants into our market, and consolidation of health care companies and suppliers; events that may negatively affect our contract with AARP; uncertainties regarding changes in Medicare, including coordination of information systems and accuracy of certain assumptions; funding risks with respect to revenues received from Medicare and Medicaid programs; increases in costs and other liabilities associated with increased litigation, legislative activity and government regulation and review of our industry; our ability to execute contracts on competitive terms with physicians, hospitals and other service providers; regulatory and other risks associated with the pharmacy benefits management industry; failure to maintain effective and efficient information systems, which could result in the loss of existing customers, difficulties in attracting new customers, difficulties in determining medical costs estimates and appropriate pricing, customer and physician and health care provider disputes, regulatory violations, increases in operating costs, or other adverse consequences; possible impairment of the value of our intangible assets if future results do not adequately support goodwill and intangible assets recorded for businesses that we acquire; potential noncompliance by our business associates with patient privacy data; misappropriation of our proprietary technology; and anticipated benefits of acquiring PacifiCare that may not be realized.

This list of important factors is not intended to be exhaustive. A further list and description of some of these risks and uncertainties can be found in our reports filed with the Securities and Exchange Commission from time to time, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Any or all forward-looking statements we make may turn out to be wrong. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Except to the extent otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements.

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